CSFB04-AR06_PTs_2 - Price/Yield - 1A

Full Coupon 3s

Balance	[Contact Desk]	Delay	24	WAC(1)	4.037	WAM(1)	359
Coupon	3.6149	Dated	6/1/2004	NET(1)	3.6149	WALA(1)	1
Settle	6/30/2004	First Payment	7/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 35, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.833]% RUN TO EARLIEST OF BALLOON IN MONTH 35 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	22 CPR – Call (Y)	25 CPR – Call (Y)	27 CPR – Call (Y)	30 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)

97-21+	4.6432	4.7294	4.7668	4.8260	4.8677	4.9337	5.0543	5.1904	5.3433	5.5184
97-25+	4.5825	4.6634	4.6985	4.7540	4.7931	4.8551	4.9683	5.0960	5.2394	5.4038
97-29+	4.5219	4.5975	4.6303	4.6822	4.7188	4.7767	4.8825	5.0019	5.1359	5.2895
98-01+	4.4614	4.5318	4.5623	4.6106	4.6446	4.6985	4.7969	4.9079	5.0326	5.1754
98-05+	4.4010	4.4661	4.4944	4.5391	4.5706	4.6204	4.7115	4.8142	4.9295	5.0617
98-09+	4.3408	4.4006	4.4266	4.4677	4.4967	4.5425	4.6263	4.7207	4.8268	4.9483
98-13+	4.2806	4.3353	4.3590	4.3965	4.4229	4.4648	4.5412	4.6274	4.7242	4.8351
98-17+	4.2205	4.2700	4.2915	4.3254	4.3493	4.3872	4.4564	4.5344	4.6220	4.7223
98-21+	4.1606	4.2049	4.2241	4.2545	4.2759	4.3098	4.3717	4.4415	4.5199	4.6097
98-25+	4.1008	4.1399	4.1569	4.1837	4.2026	4.2326	4.2873	4.3489	4.4182	4.4975
98-29+	4.0410	4.0750	4.0897	4.1131	4.1295	4.1555	4.2030	4.2565	4.3166	4.3855
99-01+	3.9814	4.0103	4.0228	4.0426	4.0565	4.0786	4.1189	4.1643	4.2154	4.2738
99-05+	3.9219	3.9456	3.9559	3.9722	3.9837	4.0018	4.0350	4.0724	4.1143	4.1624
99-09+	3.8625	3.8811	3.8892	3.9020	3.9110	3.9252	3.9513	3.9806	4.0136	4.0513
99-13+	3.8032	3.8167	3.8226	3.8319	3.8384	3.8488	3.8677	3.8891	3.9130	3.9405
99-17+	3.7440	3.7525	3.7561	3.7620	3.7660	3.7725	3.7844	3.7977	3.8128	3.8300
99-21+	3.6849	3.6883	3.6898	3.6922	3.6938	3.6964	3.7012	3.7066	3.7127	3.7197

Spread @ Center Price	88	102	108	120	128	140	160	179	198	217
WAL	2.26	2.08	2.01	1.91	1.84	1.75	1.60	1.45	1.32	1.20
Principal Window	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07	Jul04 – May07
Principal # Months	35	35	35	35	35	35	35	35	35	35

LIBOR_6MO	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900	1.8900
LIBOR_1YR	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800	2.4800
CMT_1YR	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500	2.1500

SWAP	Mat	0.25YR	0.50YR	1YR	1.5yr	2YR	3YR	4YR	5YR
	Yld	1.428	1.738	2.280	2.685	3.139	3.695	4.111	4.423

Note: Information is preliminary. Assumes 5.50% subordination. Subordination and Collateral Characteristics subject to change.

June 15, 2004

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE